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                                                                    Exhibit 99.1

                               [LOGO HUNTINGTON]

CONTACTS:
Investors                           Media
Laurie Counsel/Cheri Gray        Jeri Grier            George Sard/Debbie Miller
614/480-3878/614-480-3803        614/480-5413          Citigate Sard Verbinnen
                                                       212/687-8080

    HUNTINGTON BANCSHARES ANNOUNCES COMPREHENSIVE RESTRUCTURING AND STRATEGIC
                        REFOCUS ON CORE MIDWEST MARKETS

                 WILL STREAMLINE OPERATIONS AND REDEPLOY CAPITAL
                          TO INCREASE SHAREHOLDER VALUE

           PLANS TO DIVEST FLORIDA OPERATIONS, REDUCE DIVIDEND BY 20%,
               AND CONSOLIDATE 43 BANKING OFFICES IN OTHER STATES

               CAPITAL RELEASED FROM FLORIDA SALE WILL BE USED TO
                STRENGTHEN CAPITAL POSITION AND REPURCHASE SHARES

    WILL TAKE RESTRUCTURING AND SPECIAL CHARGES OF APPROXIMATELY $140 MILLION AFTER TAX IN THE 2ND, 3RD AND 4TH QUARTERS; EXPECTS 2Q EPS BEFORE CHARGES
        OF $0.27 TO $0.29; FULL YEAR EPS BEFORE CHARGES OF $1.15 TO $1.17

         COLUMBUS, OHIO, JULY 12, 2001 - Huntington Bancshares Incorporated (NASDAQ: HBAN) today announced a comprehensive strategic and financial restructuring to sharpen the Company's focus on its core Midwest markets, streamline operations and reduce costs, and redeploy capital to increase shareholder value.

         Under the plan developed by new management and approved by the Board of Directors, Huntington will divest its Florida operations, consolidate 43 banking offices in its core Midwest franchise and reduce its quarterly dividend per share by 20%, which will bring Huntington's dividend payout more in line with industry peers. The Company has also implemented expense initiatives which are expected to result in savings of approximately $36 million in 2001.

         The actions announced today are expected to free up significant capital, which will be used to strengthen Huntington's balance sheet, repurchase shares and for other corporate purposes. It is expected that a major share repurchase program will begin following Huntington's completion of the sale of its Florida operations.

         Huntington expects to take restructuring and special charges of approximately $140 million after tax in the second, third and fourth quarters of 2001 related to exited businesses; branch consolidations; asset impairment; staffing rationalization; and credit, accounting and legal reserves. Excluding the impact of these charges in the second quarter, earnings per share in the

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quarter are expected to be in the range of $0.27 to $0.29, in line with consensus analyst estimates. The Company also expects earnings per share for the 2001 full year, excluding non-recurring charges, in the range of $1.15 to $1.17. Huntington will report quarterly results on July 17.

         "Following an in-depth review over the past four months of all of our businesses, we are moving ahead with a bold set of interrelated strategic and financial actions to strengthen the Company, improve our financial flexibility and execution, and provide a strong platform for focused growth in the years ahead," said Thomas E. Hoaglin, who was named president and chief executive officer earlier this year. "With the implementation of these initiatives, we are taking significant steps to improve our core earnings, capital position and operating efficiency - as well as creating a more focused, customer-centric organization - which together we believe will materially improve our financial performance and deliver more value to our shareholders."

         Hoaglin added, "Huntington has a strong presence and brand name in its primary midwestern markets - as well as solid franchises in corporate and retail banking, private financial services and automobile financing. While we also have a promising business located in attractive central Florida markets, this business is not geographically strategic to our future and we believe it offers greater value to a strategic buyer in that marketplace. With this restructuring, we intend to begin the process of returning the Company to the ranks of the nation's premier regional banks. To do so, we are determined to improve our customer focus as we reinforce our position as a deeply rooted local bank with national capabilities."

         Huntington has retained Goldman Sachs and Morgan Stanley as financial advisors and to assist in selling the Florida operations. The sale process will begin immediately and is expected to be completed by year-end. Huntington, which is the eighth-largest bank in Florida with deposits of approximately $4.5 billion, has 139 banking offices and 458 ATMs concentrated in the central part of the state in such markets as Tampa/St. Petersburg, Orlando, Sarasota/Bradenton, Ft. Myers, Lakeland, Leesburg and Melbourne, and a processing center located in Lakeland.

         Hoaglin commented, "While Florida is a high-potential franchise, we believe we can unlock significant value through the sale of this valuable asset, freeing up funds to enhance our capital position and provide increased value to shareholders through a share repurchase. At the same time, the Florida sale will enable us to focus our resources on growing our core Midwest franchises that are strategically important to our future."


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         In addition to selling its Florida operations, Huntington will consolidate 43 banking offices in Ohio, Michigan, Indiana and West Virginia. The consolidations will occur where there are two or more Huntington banking offices in close proximity. "Rationalizing our branch network through consolidations sets the stage for Huntington to build a stronger network going forward," said Hoaglin.

         Based on the restructuring plan, Huntington expects to improve its tangible equity to assets ratio to a minimum of 6.5%. Huntington has also established new financial targets, including annual earnings per share (EPS) growth of 10-12%.

         "Our objectives are ambitious, but we are confident that as a more sharply focused and revitalized company we will attain these goals," said Hoaglin. "We have a solid new management team in place comprised of both company veterans and new talent from the outside, that is committed to serving customers and meeting our financial objectives."

WEBCAST INFORMATION

         Huntington senior management will hold an analyst and institutional investor conference at 2 p.m. EDT to discuss today's announcement and the Company's strategic direction. The conference will be available via a live audio Webcast at www.streetfusion.com with a replay available on that site until midnight on July 26.

ABOUT HUNTINGTON

         Through its affiliated companies, Huntington has more than 135 years of serving the financial needs of its customers. Huntington provides innovative products and services through more than 500 offices in Florida, Indiana, Kentucky, Maryland, Michigan, New Jersey, Ohio, and West Virginia. Huntington also offers products and services online at www.huntington.com, through its technologically advanced, 24-hour telephone bank, and through its network of more than 1,400 ATMs.

                                      # # #

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the successful integration of acquired businesses; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure. All forward-looking statements included in this news release are based on information available at the time of the release. Huntington assumes no obligation to update any forward-looking statement.